Exhibit 99.1

GULF ISLAND

REPORTS THIRD QUARTER 2022 RESULTS

THE WOODLANDS, TX - Gulf Island Fabrication, Inc. (NASDAQ: GIFI) (“Gulf Island” or the “Company”), a leading steel fabricator and service provider to the industrial and energy sectors, today announced results for the third quarter 2022.

THIRD QUARTER 2022 SUMMARY (as compared to the third quarter 2021)

•	Revenue of $39.6 million, 102.1% increase y/y
•

Consolidated income from continuing operations and EBITDA of $0.6 million and $1.9 million, respectively, including loss from Shipyard Division of $1.4 million, non-cash impairment charge of $0.5 million and gain from insurance recoveries of $1.3 million

•	Operating income and EBITDA for Services Division of $2.4 million and $2.8 million, respectively
•	Operating income and EBITDA for Fabrication Division of $2.1 million and $2.9 million, respectively, including gain from insurance recoveries of $1.3 million
•	Fabrication Division awarded large fabrication contract

Consolidated revenue for the third quarter 2022 was $39.6 million, compared to $19.6 million for the third quarter 2021. Consolidated income from continuing operations for the third quarter 2022 was $0.6 million, compared to $5.4 million for the third quarter 2021. Consolidated EBITDA from continuing operations was $1.9 million for the third quarter 2022, versus a loss of $2.5 million for the prior year period. Consolidated income and EBITDA from continuing operations for the 2022 period included a loss from the Shipyard Division of $1.4 million, a non-cash charge of $0.5 million associated with the partial impairment of a lease asset and a gain of $1.3 million from insurance recoveries associated with damage previously caused by Hurricane Ida. Consolidated income from continuing operations for the 2021 period included a gain of $9.1 million associated with the SBA’s forgiveness of the Company’s PPP loan plus accrued interest. See “Non-GAAP Measures” below for the Company’s definition of EBITDA and reconciliations of the relevant EBITDA amount to the most comparable GAAP measure.

MANAGEMENT COMMENTARY

“During the third quarter we continued to successfully execute on our strategic transformation, highlighted by another quarter of solid results for our Services Division and small-scale fabrication business, the award of a large fabrication contract and the continued wind-down of our Shipyard business,” said Richard Heo, Gulf Island’s President and Chief Executive Officer. “Our Services EBITDA more than doubled during the third quarter, driven by continued strong business fundamentals, more attractive margin mix and the benefit of the DSS Acquisition. We expect these favorable trends to continue during the fourth quarter and into 2023, and we are seeing incremental opportunities to sell our expanded services offerings to existing customers and improve our profitability as a result of the DSS Acquisition.”

“While we are excited by the continued strength of our Services business, the highlight of the quarter was the signing of a large fabrication contract for an offshore project in the Gulf of Mexico, which was the key driver behind our strong new project awards during the quarter,” continued Heo. “We believe the contract is consistent with our business strategy and financial objectives, and based on our key resources, strategic location and expertise in the fabrication of offshore structures, we are confident Gulf Island is ideally positioned to successfully support the customer on this important project. In addition, we continue to experience solid trends in our small-scale fabrication business, which was the primary factor behind our Fabrication revenues nearly doubling during the third quarter.”

“We delivered another quarter of solid results despite the under-utilization of our facilities, and we expect further improvement as we move into 2023 with the anticipated ramp-up of our large fabrication award and continued strength of our Services business,” stated Westley Stockton, Gulf Island’s Chief Financial Officer. “Our strong balance sheet provides us with ample liquidity and financial flexibility to fund our accelerating growth opportunities, and we expect to exit the year with a cash balance in excess of $40 million.”

“We continued to see building momentum across each of our key businesses during the third quarter, and we are well positioned to take advantage of the attractive market dynamics resulting from the focused and patient execution of our strategic initiatives over the last two years,” noted Heo. “Our large fabrication award will significantly improve our utilization rates in 2023 and provide improved earnings visibility, which combined with favorable growth trends and tightening fabrication capacity, position us to profitably grow in the coming quarters. It is extremely gratifying to see all of our hard work begin to pay off, and I am excited about the opportunities ahead for Gulf Island in 2023 and beyond,” concluded Heo.

STRATEGIC UPDATE

Gulf Island continues to execute on the second phase of its strategic transformation, which is focused on generating stable, profitable growth based on pursuing new growth end markets, growing and diversifying its services business, further strengthening project execution, and expanding its skilled labor workforce, while continuing to pursue opportunities in its traditional offshore markets. Below is an update on the progress made on each of these initiatives during the third quarter:

Pursue traditional offshore markets – Gulf Island continues to fabricate structures associated with its traditional offshore markets, including subsea and associated structures. Further, during the third quarter, the Company was awarded a large fabrication contract for an offshore project in the Gulf of Mexico.

Pursue new growth end markets – Gulf Island has a strong foundation to pursue new growth opportunities in its core Gulf Coast region based on attractive bidding activity in the LNG and petrochemical markets combined with more limited industry fabrication capacity. In addition, activity related to the energy transition in the U.S. continues to accelerate, providing a meaningful opportunity for Gulf Island over the longer-term.

Grow and diversify services business – Gulf Island continues to expand its Services business with third quarter revenues more than doubling relative to the comparable prior year period. Gulf Island continues to pursue strategic partnerships and other opportunities to further expand and diversify its services business. In the third quarter, the Company commenced a new services business line, Spark Safety, which provides welding enclosures that create a safe environment for hot work to be carried out without the need to shut down operations.

Further strengthen project execution and maintain bidding discipline – Project execution remained strong in the third quarter with projects performing consistent with as-sold estimates. Additionally, Gulf Island continues to take a disciplined approach to bidding on large fabrication project opportunities, as evidenced by the recent large fabrication award that included terms consistent with the Company’s risk adjusted financial and strategic goals.

Expand skilled workforce – Gulf Island was able to make significant progress on expanding its skilled labor force through the DSS Acquisition, which nearly doubled its skilled craft workforce and expanded its geographic footprint for skilled labor. Importantly, the Company has successfully maintained its headcount levels and has opportunistically looked to shift its workforce to higher margin opportunities given the industry wide labor constraints.

SEGMENT RESULTS

Services Segment – Revenue for the third quarter 2022 was $22.6 million, an increase of $13.3 million compared to the third quarter 2021. The increase was primarily due to incremental revenue associated with the DSS Acquisition and higher offshore services activity.

New project awards were $22.1 million for the third quarter 2022, representing a 147.2% year-over-year increase, and backlog totaled $1.7 million at September 30, 2022. The new award growth was driven by the DSS Acquisition and higher offshore services work. See “Non-GAAP Measures” below for the Company’s definition of new project awards and backlog.

Operating income was $2.4 million for the third quarter 2022, compared to operating income of $0.9 million for the third quarter 2021. EBITDA for the third quarter was $2.8 million (or 12.3% of revenue), versus $1.0 million (or 11.2% of revenue) for the prior year period. Operating results for the third quarter 2022 benefited from strong trends in the division’s legacy offshore services business, a strong project margin mix and the DSS Acquisition. See “Non-GAAP Measures” below for the Company’s definition of EBITDA and a reconciliation of the Services Division operating income to EBITDA.

Fabrication Segment – Revenue for the third quarter 2022 was $15.4 million, an increase of $7.3 million compared to the third quarter 2021. The increase was primarily due to higher small-scale fabrication activity and fees to reserve a portion of the Company’s fabrication capacity, offset partially by the completion of several large fabrication projects that were in progress in the prior period.

New project awards were $116.9 million for the third quarter 2022, representing a significant year-over-year increase, and backlog totaled $109.4 million at September 30, 2022. The new award growth was driven by a large fabrication contract for an offshore project and higher small-scale fabrication work. See “Non-GAAP Measures” below for the Company’s definition of new project awards and backlog.

Operating income was $2.1 million for the third quarter 2022, compared to an operating loss of $0.5 million for the third quarter 2021. EBITDA for the third quarter was $2.9 million, versus $0.4 million for the prior year period. Operating results for the third quarter 2022 included a gain of $1.3 million from insurance recoveries associated with damage previously caused by Hurricane Ida. Operating results for the third quarter 2021 included project improvements of $1.1 million attributable to the division’s previous material supply and marine docking structures projects. Both periods were impacted by low revenue volume and the associated partial under-recovery of overhead costs due to the under-utilization of facilities and resources; however, the 2022 period experienced an increase in such under-recovery of overhead costs due to higher costs and lower work hours for the division’s large fabrication projects. These impacts for the 2022 period were offset partially by the aforementioned facility reservations fees, higher work hours associated with small-scale fabrication work and a more favorable project margin mix. See “Non-GAAP Measures” below for the Company’s definition of EBITDA and a reconciliation of the Fabrication Division operating income and loss to EBITDA.

Shipyard Segment – Revenue for the third quarter 2022 was $1.8 million, a decrease of $0.5 million compared to the third quarter 2021. Revenue for both quarters was related entirely to the division’s seventy-vehicle ferry and two forty-vehicle ferry projects.

Operating loss was $1.4 million for the third quarter 2022, compared to an operating loss of $1.9 million for the third quarter 2021. Operating results for the third quarter 2022 included ongoing vessel holding costs and legal and advisory fees of $1.4 million associated with the Company’s MPSV dispute.

Corporate Segment – Operating loss was $2.5 million for the third quarter 2022, compared to an operating loss of $2.2 million for the third quarter 2021. Operating results for the third quarter 2022 included a non-cash charge of $0.5 million associated with the partial impairment of the underlying lease asset for the Company’s corporate office, resulting from a sublease arrangement with a third-party.

Discontinued Operations – In April 2021, the Company sold its Shipyard Division operating assets and long-term construction contracts (“Shipyard Transaction”). Discontinued operations include the results associated with the operations included in the Shipyard Transaction and associated with certain previously closed Shipyard Division facilities. There were no results from discontinued operations for the third quarter 2022.

Segment Descriptions – The Company’s divisions represent its reportable segments which are “Services”, “Fabrication”, “Shipyard” and “Corporate”. The Services Segment includes offshore and onshore services work performed at customer facilities, including offshore platforms, and includes the results of the services and industrial staffing businesses of Dynamic Industries, Inc. acquired in December 2021 (“DSS Acquisition”). The Fabrication Segment includes all fabrication work performed on-site at the Company’s facilities, including pull-through fabrication work for the Services Segment. The Shipyard Segment includes three ferries under construction that are anticipated to be completed by the first quarter 2023 and holding costs and legal fees associated with the Company’s contract dispute for two multi-purpose supply vessels (“MPSV”). The Corporate Segment includes costs that are not directly related to the Company’s operating segments, including the costs of being a publicly traded company.

BALANCE SHEET AND LIQUIDITY

The Company’s cash and short-term investments balance at September 30, 2022 was $37.8 million, including $1.7 million of restricted cash associated with outstanding letters of credit. At September 30, 2022, the Company had no bank debt.

THIRD QUARTER 2022 CONFERENCE CALL

Gulf Island will hold a conference call on Tuesday, November 8, 2022 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss the Company’s financial results. The call will be available by webcast and can be accessed on Gulf Island’s website at www.gulfisland.com. Participants may also join the call by dialing 1.800.925.5203 and requesting the “Gulf Island” conference call. A replay of the webcast will be available on the Company's website for seven days after the call.

ABOUT GULF ISLAND

Gulf Island is a leading fabricator of complex steel structures and modules and provider of specialty services, including project management, hookup, commissioning, repair, maintenance, scaffolding, coatings, welding enclosures, civil construction and staffing services to the industrial and energy sectors. The Company’s customers include U.S. and, to a lesser extent, international energy producers; refining, petrochemical, LNG, industrial and power operators; and EPC companies. The Company is headquartered in The Woodlands, Texas and its primary operating facilities are located in Houma, Louisiana.

NON-GAAP MEASURES

This Release includes certain non-GAAP measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), new project awards and backlog. The Company believes EBITDA is a useful supplemental measure as it reflects the Company's operating results excluding the non-cash impacts of depreciation and amortization. Reconciliations of the relevant EBITDA amount to the most comparable GAAP measure are presented under “Consolidated Results of Operations” and “Results of Operations by Segment” below.

The Company believes new project awards and backlog are useful supplemental measures as they represent work that the Company is obligated to perform under its current contracts. New project awards represent the expected revenue value of contract commitments received during a given period, including scope growth on existing contract commitments. Backlog represents the unrecognized revenue value of new project awards, and at September 30, 2022, was consistent with the value of remaining performance obligations for contracts as determined under GAAP.

Non-GAAP measures are not intended to be replacements or alternatives to GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. The Company may present or calculate non-GAAP measures differently from other companies.

CAUTIONARY STATEMENTS

This Release contains forward-looking statements in which the Company discusses its potential future performance. Forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, are all statements other than statements of historical facts, such as projections or expectations relating to timing of delivery of vessels related to the Active Retained Shipyard Contracts and subsequent wind down of the Company’s Shipyard Division operations, diversification and entry into new end markets, improvement of risk profile, industry outlook, oil and gas prices, timing of investment decisions and new project awards, cash flows and cash balance, capital expenditures, liquidity and tax rates. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

The Company cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause its actual results to differ materially from those anticipated in the forward-looking statements include: the final assessment of damage to its Houma facilities and the related recovery of any insurance proceeds; the duration and scope of, and uncertainties associated with, the ongoing global pandemic caused by COVID-19 (including new and emerging strains and variants) as well as the war in Ukraine (and the related European energy crisis) and the corresponding volatility in oil prices and the impact thereof on its business; timing and its ability to secure new project awards, including fabrication projects for refining, petrochemical, LNG, industrial and sustainable energy end markets; the Company’s ability to maintain and further improve project execution; its inability to realize the expected financial benefits of the Shipyard Transaction; the ability to successfully integrate the DSS Acquisition; the cyclical nature of the oil and gas industry; competition; consolidation of its customers; reliance on significant customers; financial ability and credit worthiness of its customers; nature of its contract terms; competitive pricing and cost overruns on its projects; adjustments to previously reported profits or losses under the percentage-of-completion method; weather impacts to operations; changes in contract estimates; suspension or termination of projects; its ability to raise additional capital; its ability to amend or obtain new debt financing or credit facilities on favorable terms; its ability to generate sufficient cash flow; any future asset impairments; utilization of facilities or closure or consolidation of facilities; customer or subcontractor disputes; its ability to resolve the dispute with a customer relating to the purported terminations of contracts to build two MPSVs and any other material legal proceedings; operating dangers, weather events and limits on insurance coverage; barriers to entry into new lines of business; its ability to employ a skilled workforce; loss of key personnel; performance of subcontractors and dependence on suppliers; changes in trade policies of the U.S. and other countries, including in response to Russia’s invasion of Ukraine; compliance with regulatory and environmental laws; lack of navigability of canals and rivers; systems and information technology interruption or failure and data security breaches; performance of partners in any future joint ventures and other strategic alliances; shareholder activism; focus on environmental, social and governance factors by institutional investors and regulators; and other factors described under “Risk Factors” in Part I, Item 1A of the Company’s 2021 Annual Report and as may be further updated by subsequent filings with the SEC.

Additional factors or risks that the Company currently deems immaterial, that are not presently known to the Company or that arise in the future could also cause the Company’s actual results to differ materially from its expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which the Company’s forward-looking statements are based are likely to change after the date the forward-looking statements are made, which it cannot control. Further, the Company may make changes to its business plans that could affect its results. The Company cautions investors that it undertakes no obligation to publicly update or revise any forward-looking statements, which speak only as of the date made, for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, and notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes.

COMPANY INFORMATION

Richard W. Heo	Westley S. Stockton
Chief Executive Officer	Chief Financial Officer
713.714.6100	713.714.6100

Consolidated Results of Operations(1) (in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
New project awards(2)	$139,162	$35,534	$15,200	$202,302	$44,939

Revenue	$39,593	$35,902	$19,587	$104,181	$67,640
Cost of revenue	35,373	34,230	19,722	98,709	66,529
Gross profit (loss)(3)	4,220	1,672	(135)	5,472	1,111
General and administrative expense(4)	4,510	4,345	3,211	12,965	9,086
Other (income) expense, net(5)	(944)	(3,206)	260	(3,698)	(649)
Operating income (loss)	654	533	(3,606)	(3,795)	(7,326)
Gain on extinguishment of debt	-	-	9,061	-	9,061
Interest (expense) income, net	(46)	(18)	(58)	(104)	(347)
Income (loss) before income taxes	608	515	5,397	(3,899)	1,388
Income tax (expense) benefit	(10)	13	(9)	(2)	6
Income (loss) from continuing operations	598	528	5,388	(3,901)	1,394
Loss from discontinued operations, net of taxes(6)	-	-	-	-	(17,372)
Net income (loss)	$598	$528	$5,388	$(3,901)	$(15,978)
Per share data:
Basic and diluted income (loss) from continuing operations	$0.04	$0.03	$0.35	$(0.25)	$0.09
Basic and diluted loss from discontinued operations	-	-	-	-	(1.12)
Basic and diluted income (loss) per common share	$0.04	$0.03	$0.35	$(0.25)	$(1.03)

Consolidated EBITDA(2) (in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Income (loss) from continuing operations	$598	$528	$5,388	$(3,901)	$1,394
Less: Income tax (expense) benefit	(10)	13	(9)	(2)	6
Less: Interest (expense) income, net	(46)	(18)	(58)	(104)	(347)
Less: Gain on extinguishment of debt	-	-	9,061	-	9,061
Operating income (loss)	654	533	(3,606)	(3,795)	(7,326)
Add: Depreciation and amortization	1,240	1,273	1,067	3,764	3,216
EBITDA from continuing operations	$1,894	$1,806	$(2,539)	$(31)	$(4,110)

_________________

(1)	See “Results of Operations by Segment” below for results by segment.
(2)	New projects awards and EBITDA are non-GAAP measures. See “Non-GAAP Measures” above for the Company’s definition of new project awards and EBITDA.
(3)

Gross profit (loss) for the Fabrication Division for the three and nine months ended September 30, 2021, includes project improvements of $1.1 million and $3.7 million, respectively. Gross loss for the Shipyard Division for the three and nine months ended September 30, 2021, includes project charges of $1.3 million and $3.0 million, respectively, and for the three months ended September 30, 2022, June 30, 2022, and September 30, 2021, and nine months ended September 30, 2022 and 2021, includes vessel holding costs of $0.2 million, $0.2 million, $0.2 million, $0.6 million and $0.6 million, respectively, associated with the Company’s MPSV dispute.

(4)

General and administrative expense for the Shipyard Division for the three months ended September 30, 2022, June 30, 2022 and September 30, 2021, and nine months ended September 30, 2022 and 2021, includes legal and advisory fees of $1.2 million, $1.0 million, $0.2 million, $2.9 million and $0.7 million, respectively, associated with the Company’s MPSV dispute.

(5)

Other (income) expense for the Fabrication Division for the three months ended September 30, 2022 and June 30, 2022, and nine months ended September 30, 2022, includes gains of $1.3 million, $3.4 million and $4.4 million, respectively, from insurance recoveries associated with damage previously caused by Hurricane Ida, and for the nine months ended September 30, 2021, includes a gain of $0.4 million associated with the settlement of a property tax dispute. Other (income) expense for the Shipyard Division for the three months ended June 30, 2022 and September 30, 2021, and nine months ended September 30, 2022 and 2021, includes charges of $0.2 million, $0.4 million, $0.2 million and $0.4 million, respectively, associated with insurance deductibles and other costs related to the impacts of Hurricane Ida. Other (income) expense for the Corporate Division for both the three and nine months ended September 30, 2022, includes a non-cash impairment charge of $0.5 million associated with the corporate office lease asset.

(6)

Discontinued operations include results associated with the operations included in the Shipyard Transaction and associated with certain previously closed Shipyard Division facilities. Discontinued operations for the nine months ended September 30, 2021, includes impairment charges and transaction costs of $25.3 million related to the Shipyard Transaction and project improvements of $8.4 million.

Results of Operations by Segment (in thousands)

	Three Months Ended			Nine Months Ended
Services Division	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
New project awards(1)	$22,110	$23,060	$8,943	$64,572	$24,170

Revenue	$22,569	$22,180	$9,305	$65,413	$27,089
Cost of revenue	19,406	18,976	7,843	57,118	23,465
Gross profit	3,163	3,204	1,462	8,295	3,624
General and administrative expense	791	760	338	2,280	925
Other (income) expense, net	(18)	109	224	103	234
Operating income	$2,390	$2,335	$900	$5,912	$2,465

EBITDA(1)
Operating income	$2,390	$2,335	$900	$5,912	$2,465
Add: Depreciation and amortization	382	386	138	1,128	436
EBITDA	$2,772	$2,721	$1,038	$7,040	$2,901

	Three Months Ended			Nine Months Ended
Fabrication Division	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
New project awards(1)	$116,926	$11,726	$6,397	$136,948	$21,877

Revenue	$15,429	$10,839	$8,120	$31,885	$31,098
Cost of revenue	14,103	12,208	8,422	33,949	30,213
Gross profit (loss)(2)	1,326	(1,369)	(302)	(2,064)	885
General and administrative expense	507	567	547	1,699	1,453
Other (income) expense, net(3)	(1,301)	(3,536)	(376)	(4,550)	(1,168)
Operating income (loss)	$2,120	$1,600	$(473)	$787	$600

EBITDA(1)
Operating income (loss)	$2,120	$1,600	$(473)	$787	$600
Add: Depreciation and amortization	807	813	847	2,436	2,538
EBITDA	$2,927	$2,413	$374	$3,223	$3,138

	Three Months Ended			Nine Months Ended
Shipyard Division	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
New project awards(1)	$380	$833	$-	$1,213	$-

Revenue	$1,849	$2,968	$2,302	$7,314	$10,561
Cost of revenue	2,118	3,131	3,539	8,073	13,735
Gross loss(4)	(269)	(163)	(1,237)	(759)	(3,174)
General and administrative expense(5)	1,193	1,000	232	2,939	691
Other (income) expense, net(6)	(69)	221	412	267	285
Operating loss	$(1,393)	$(1,384)	$(1,881)	$(3,965)	$(4,150)

EBITDA(1)
Operating loss	$(1,393)	$(1,384)	$(1,881)	$(3,965)	$(4,150)
Add: Depreciation and amortization	-	-	-	-	-
EBITDA	$(1,393)	$(1,384)	$(1,881)	$(3,965)	$(4,150)

	Three Months Ended			Nine Months Ended
Corporate Division	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
New project awards (eliminations)(1)	$(254)	$(85)	$(140)	$(431)	$(1,108)

Revenue (eliminations)	$(254)	$(85)	$(140)	$(431)	$(1,108)
Cost of revenue	(254)	(85)	(82)	(431)	(884)
Gross loss	-	-	(58)	-	(224)
General and administrative expense	2,019	2,018	2,094	6,047	6,017
Other (income) expense, net(7)	444	-	-	482	-
Operating loss	$(2,463)	$(2,018)	$(2,152)	$(6,529)	$(6,241)

EBITDA(1)
Operating loss	$(2,463)	$(2,018)	$(2,152)	$(6,529)	$(6,241)
Add: Depreciation and amortization	51	74	82	200	242
EBITDA	$(2,412)	$(1,944)	$(2,070)	$(6,329)	$(5,999)

_________________

(1)	New projects awards and EBITDA are non-GAAP measures. See “Non-GAAP Measures” above for the Company’s definition of new project awards and EBITDA.
(2)	Gross profit (loss) for the Fabrication Division for the three and nine months ended September 30, 2021, includes project improvements of $1.1 million and $3.7 million, respectively.
(3)

Other (income) expense for the Fabrication Division for the three months ended September 30, 2022 and June 30, 2022, and nine months ended September 30, 2022, includes gains of $1.3 million, $3.4 million and $4.4 million, respectively, from insurance recoveries associated with damage previously caused by Hurricane Ida, and for the nine months ended September 30, 2021, includes a gain of $0.4 million associated with the settlement of a property tax dispute.

(4)

Gross loss for the Shipyard Division for the three and nine months ended September 30, 2021, includes project charges of $1.3 million and $3.0 million, respectively, and for the three months ended September 30, 2022, June 30, 2022, and September 30, 2021, and nine months ended September 30, 2022 and 2021, includes vessel holding costs of $0.2 million, $0.2 million, $0.2 million, $0.6 million and $0.6 million, respectively, associated with the Company’s MPSV dispute.

(5)

General and administrative expense for the Shipyard Division for the three months ended September 30 2022, June 30, 2022 and September 30, 2021, and nine months ended September 30, 2022 and 2021, includes legal and advisory fees of $1.2 million, $1.0 million, $0.2 million, $2.9 million and $0.7 million, respectively, associated with the Company’s MPSV dispute.

(6)

Other (income) expense for the Shipyard Division for the three months ended June 30, 2022 and September 30, 2021, and nine months ended September 30, 2022 and 2021, includes charges of $0.2 million, $0.4 million, $0.2 million and $0.4 million, respectively, associated with insurance deductibles and other costs related to the impacts of Hurricane Ida.

(7)

Other (income) expense for the Corporate Division for both the three and nine months ended September 30, 2022, includes a non-cash impairment charge of $0.5 million associated with the corporate office lease asset.

Consolidated Balance Sheets (in thousands)

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$26,257	$52,886
Restricted cash, current	1,703	1,297
Short-term investments	9,809	—
Contract receivables and retainage, net	33,012	15,986
Contract assets	7,807	4,759
Prepaid expenses and other assets	7,435	6,971
Inventory	1,661	1,779
Assets held for sale	—	1,800
Total current assets	87,684	85,478
Restricted cash, noncurrent	—	406
Property, plant and equipment, net	30,868	32,866
Goodwill	2,217	2,217
Other intangibles, net	877	984
Other noncurrent assets	13,093	13,322
Total assets	$134,739	$135,273
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,664	$9,280
Contract liabilities	4,293	6,648
Accrued expenses and other liabilities	15,244	14,026
Total current liabilities	32,201	29,954
Other noncurrent liabilities	1,188	1,411
Total liabilities	33,389	31,365
Shareholders’ equity:
Preferred stock, no par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, no par value, 30,000 shares authorized, 15,923 shares issued and outstanding at September 30, 2022 and 15,622 at December 31, 2021	11,518	11,384
Additional paid-in capital	106,720	105,511
Accumulated deficit	(16,888)	(12,987)
Total shareholders’ equity	101,350	103,908
Total liabilities and shareholders’ equity	$134,739	$135,273

Consolidated Cash Flows(1) (in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$598	$528	$5,388	$(3,901)	$(15,978)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,240	1,273	1,067	3,764	4,282
Asset impairments	484	—	—	484	22,750
Loss on Shipyard Transaction	—	—	—	—	2,581
(Gain) loss on sale of fixed assets, net	(37)	(17)	—	(79)	60
Gain on extinguishment of debt	—	—	(9,061)	—	(9,061)
Gain on insurance recoveries	(1,200)	—	—	(1,200)	—
Stock-based compensation expense	404	489	503	1,464	1,180
Changes in operating assets and liabilities:
Contract receivables and retainage, net	(6,196)	(3,173)	5,510	(17,026)	7,164
Contract assets	(2,622)	(2,491)	125	(3,048)	(4,436)
Prepaid expenses, inventory and other current assets	1,633	1,640	205	1,203	(471)
Accounts payable	286	2,179	(2,241)	2,811	(13,261)
Contract liabilities	984	(889)	(1,018)	(2,355)	(6,342)
Accrued expenses and other current liabilities	(216)	(1,864)	(200)	(288)	904
Noncurrent assets and liabilities, net	(308)	(199)	(137)	(654)	(600)
Net cash provided by (used in) operating activities	(4,950)	(2,524)	141	(18,825)	(11,228)
Cash flows from investing activities:
Capital expenditures	(558)	(34)	(159)	(1,032)	(1,080)
Proceeds from Shipyard Transaction, net of transaction costs	—	886	—	886	31,677
Proceeds from sale of property and equipment	1,972	38	—	2,035	4,439
Recoveries from insurance claims	1,200	—	—	1,200	—
Purchases of short-term investments	(9,809)	—	—	(9,809)	—
Maturities of short-term investments	—	—	—	—	8,000
Net cash provided by (used in) investing activities	(7,195)	890	(159)	(6,720)	43,036
Cash flows from financing activities:
Repayment of borrowings	—	—	(1,050)	—	(1,050)
Payments on Insurance Finance Arrangement	(715)	(248)	—	(963)	—
Tax payments for vested stock withholdings	—	(62)	—	(121)	(108)
Net cash used in financing activities	(715)	(310)	(1,050)	(1,084)	(1,158)
Net increase (decrease) in cash, cash equivalents and restricted cash	(12,860)	(1,944)	(1,068)	(26,629)	30,650
Cash, cash equivalents and restricted cash, beginning of period	40,820	42,764	74,877	54,589	43,159
Cash, cash equivalents and restricted cash, end of period	$27,960	$40,820	$73,809	$27,960	$73,809

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(1)	Cash flow activity for discontinued operations is not presented separately for any period in the Consolidated Statement of Cash Flows.